Exhibit 99.5

(FORM OF PROXY CARD)

(FRONT OF PROXY CARD)

INDEPENDENCE LEAD MINES COMPANY

510 CEDAR ST.

WALLACE, IDAHO 83873

(208) 753-2525

(PROXY GRAPHIC)

The Board of Directors unanimously recommends a vote FOR Proposals 1, 2, 3 and 4.

1. To consider and vote upon a proposal to approve and

adopt the sale of substantially all of the assets of Independence

Lead Mines pursuant to a Purchase Agreement, dated as of

February 12, 2008, by and among Hecla Mining Company,

Hecla Merger Company (a wholly-owned subsidiary of Hecla

Mining Company) and Independence.

For  ☐                     Against  ☐                     Abstain  ☐

3. To consider and vote upon a proposal to approve the liquidation and dissolution of Independence after the sale of assets to Hecla. For ☐ Against ☐ Abstain ☐

2. To ratify and approve prior actions of the Company.

Proposal 1 is conditioned on Proposal 2 and each is required to consummate the sale of assets to Hecla’s subsidiary in

exchange for shares of Hecla stock pursuant to the Purchase

Agreement.

4. To consider and vote upon any procedural matters incident to the conduct of the special meeting, such as postponement or adjournment of the special meeting, including any postponement or adjournment for the purpose of soliciting additional proxies.

For  ☐                     Against  ☐                     Abstain  ☐

For ☐ Against ☐ Abstain ☐

    (BACK OF PROXY CARD)

The undersigned hereby appoints Bernard C. Lannen and Wayne L. Schoonmaker, or either of them, as Proxy, each with full power of substitution, and hereby authorizes him to represent and to vote on behalf of the undersigned, all of the shares of Independence Lead Mines Company, which the undersigned is entitled to vote at the Special Meeting of the Shareholders to be held at the Wallace Elks Temple, 419 Cedar Street, Wallace, Idaho on XXXday, XXXXXX, 2008 at 11:00: a.m. Wallace Time, including any adjournments thereof.	Please sign exactly as your name appears on the proxy. When shares are held by joint tenants, both should sign. When signing as attorney, as executor, administrator, trustee, or guardian, please give title as such. If a corporation, please sign in corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF INDEPENDENCE LEAD MINES COMPANY. WHEN PROPERLY EXECUTED, THIS PROXY WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2, 3 AND 4.	Signature
Signature if held jointly
Date:
Please return this proxy in the envelope provided.
I will ____ or will not ________ attend the meeting.
(over)